UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Sections 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 19, 2010

TRENWICK GROUP LTD
(Exact name of registrant as specified in its charter)

Bermuda (State or other jurisdiction of incorporation)	1- 16089 (Commission File Number)	98-0232340 (I.R.S. Employer Identification No.)

c/o Michael Morrison, John Wardrop
Joint Liquidators
Trenwick Group Limited
Crown House, 4 Par-La-Ville Road
Hamilton HM 08, Bermuda	Not Applicable
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (441) 295-5063

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions:

[ ]	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01    REGULATION FD DISCLOSURE

Hamilton, Bermuda (November 19, 2010): The Joint Liquidators (“JLs”) of Trenwick Group Limited (“the  Company” or “TGL”) are providing  holders of the Company's Common Shares, par value $0.10 per share (the "Common  Shares") with a status report of the  affairs of the  Company. The Company's previous reports on Form 8-K are available free of charge at the SEC's website www.sec.gov.

1.  Company Background

In August 2003, insolvency proceedings were initiated in both the United States and Bermuda.  The Supreme Court of Bermuda (the “Bermuda Court”) ordered that Michael Morrison, of KPMG Advisory Limited in Bermuda, and John Wardrop of KPMG LLP in England be appointed Joint Provisional Liquidators to the Company (the “Joint Provisional Liquidators”) and the Company’s subsidiary company, LaSalle Re Holdings Limited (“LSRH”).

Concurrently Trenwick America Corporation (“TAC”), along with the Company and LSRH, filed voluntary petitions for relief under chapter 11 of the United States Bankruptcy Code (the “U.S. Bankruptcy Code”) with the United States Bankruptcy Court for the District of Delaware (the “U.S. Bankruptcy Court”), to run in parallel with the provisional liquidation in Bermuda.  In 2003 and 2004, the U.S. Bankruptcy Court approved the sale of certain of the Company’s former UK-based affiliates and the reorganization of TAC, the holding company of TGL’s U.S. insurance entities, pursuant to which these former affiliates were separated from TGL.

As a result, TAC and its successor, Trenwick America LLC1 (“TALLC”), is no longer affiliated with TGL (or any of TGL’s subsidiaries) and TGL has no material economic interest in TALLC or its affiliates except for its holding of certain securities issued by TALLC (see section 2.1 below).

Since there were insufficient assets to support the reorganization of the Company and LSRH, the U.S. Bankruptcy Court dismissed the Company and LSRH’s cases in 2004 in deference to the ongoing Bermudian liquidation proceedings. Following the dismissal of their chapter 11 cases, the JPLs of the Company and LSRH filed petitions under section 304 of the U.S. Bankruptcy Code and applications for certain injunctive relief (the “304 Petitions”) with the U.S. Bankruptcy Court.  The impetus behind the 304 Petitions was to investigate, and, if appropriate, prosecute various claims and causes of action that might exist in favour of the Company and LSRH, and to protect and preserve the Company’s and LSRH’s assets.  The relief sought in the 304 Petitions was granted by court orders of the U.S. Bankruptcy Court dated May 26, 2005.

TGL was subsequently placed into liquidation by the Bermuda Court on November 4, 2005 and Mike Morrison and John Wardrop were appointed as TGL’s permanent Joint Liquidators.

2.  Current status of TGL’s liquidation

The timing of the completion of the Company’s liquidation is dependent on the completion of the

1
On August 15 2005 substantially all of TAC’s assets and liabilities were transferred to TALLC.  As a result of this reorganization TALLC owns, directly or indirectly all of the voting securities of  Trenwick America Reinsurance Company, TARCO’s subsidiaries Trenwick America Service Corporation and the Insurance Company of New York, which is currently in rehabilitation under the supervision of the New York Insurance Department.

liquidation of TGL’s subsidiaries and realisation of its remaining asset as set out below.

2.1  Senior and Junior Subordinated notes issued by Trenwick America LLC

In 2007 TGL acquired an interest in Senior Secured Notes (face value of $2.25 million) and Junior Subordinated Secured Notes (face value of $2.75 million) (together the “TALLC Notes”) as part of a negotiated settlement with TALLC regarding a dispute with Trenwick Barbados Ltd.  Whilst the TALLC Notes have a combined face value of $5 million, it is expected that they will only be redeemed at a small fraction of their aggregate face value.

Over the past two years the JLs have explored possible ways of monetizing their economic interest in the TALLC Notes.  To this end, the JLs have held discussions with TALLC to discuss the progress made on the TARCO run-off and held discussions with other parties regarding the acquisition of TGL’s interest in the TALLC Notes.  However, to date the sale discussions have not resulted in any formal agreement, mainly as a result of the fact that the JLs believe that the level of offers do not reflect the realisable value of the TALLC Notes.

The residual vale of the TALLC Notes will ultimately depend on the value that can be realised by TALLC from Trenwick America Reinsurance Corporation (“TARCO”) which a wholly owned subsidiary of TAC LLC (and is not therefore an affiliate or a subsidiary of TGL).  TARCO is a Connecticut incorporated reinsurance company currently in run-off.  TARCO is essentially TALLC’s only major asset and therefore any distribution from TALLC to its Noteholders (including TGL) is primarily dependent upon the value that TALLC can realise from its shareholding in TARCO.

The long-term nature of its reinsurance liabilities means that, absent a sale of the TARCO business, it may be some years until the ultimate net asset position of TARCO can be ascertained.  Therefore it may be many years until TARCO can make a distribution to its shareholder. For this reason, it has been highly problematic for the Joint Liquidators to obtain an acceptable offer for the TALLC Notes given the substantial discount that purchasers have demanded to reflect the timing and underwriting risk prevalent in the TARCO asset.

The Joint liquidators intend to delay any sale of their interest in the TALLC Notes until such time that there is greater clarity regarding the future of TARCO.  Consequently, in order to minimise liquidation costs, the JLs have effectively ceased any further work on TGL until such time that the plans for TARCO have been crystallised.

Notwithstanding the quantum of any recovery from the TALLC Notes, any realisations from the TALLC Notes, after payment of the liquidation fees and expenses, will flow to its subsidiary LSRH and ultimately to LSRH’s preferred shareholders given the existence of an inter-company debt between TGL and LSRH. As a consequence the holders of TGL’s common shares effectively have no economic interest in the remaining asset realisations from TGL’s estate.

2.2  Liquidation of TGL’s subsidiaries

TGL’s only remaining direct subsidiary, LSRH, remains in liquidation and under the control of the JLs.  The final dissolution of LSRH will only be completed once TGL has completed the final asset realisation described above and made a final liquidation distribution to LSRH.

The JLs of LSRH will then make a final dividend payment to the holders of LSRH’s Series A Preferred Stock, after which time LSRH and TGL can be formally dissolved.

3.  Prospects for the holders of TGL’s common shares

Based on the above, the JLs remain of the view that all of the remaining economic interest in the Company resides with its subsidiary LSRH given the existence of a substantial inter-company debt between TGL and LSRH.

As such, any future asset recoveries that the JLs of the Company may be able to achieve from the Company’s estate will flow to LSRH and ultimately to the holders of LSRH's Series A Preferred Shares.

The JLs are therefore of the opinion that there is no realistic prospect of a distribution to the holders of the Company's common shares.

4.  Future reporting

Given the administrative costs involved in preparing reports for the Company’s shareholders, the JLs intend to continue to limit TGL’s public announcements in the future to material events relating to the Company’s winding-up (liquidation) proceedings in Bermuda.  We intend to disclose any such event to the public by filing with the SEC a Current Report on Form 8-K. Reports on the Company’s affairs are not mailed to shareholders of the Company, unless we are required to do so or unless we believe, in our sole judgment, that it is in the best interest of the Company’s shareholders.

The Company’s current reports on Form 8-K are available free of charge at the SEC’s website www.sec.gov.

5.  Special Note Regarding "Forward Looking Statements”

This report contains certain “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act concerning current expectations about the winding-up of the Company, including statements identified by the words "expects," "estimated," "believes" "intend" and similar expressions.  Such statements are subject to conditions, risks and uncertainties that may materially affect the actual results of the winding-up of the Company. These factors are described herein and include contingencies and claims that could affect the Company’s winding-up and dissolution.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Trenwick Group Limited (in liquidation)

Date: November 19, 2010	By:	/s/ Michael Morrison
Name: Michael Morrison
Title: Joint Liquidator

	By:	/s/ John Wardrop
Name: John Wardrop
Title: Joint Liquidator

The Joint Liquidators act without personal liability.